UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2015

Soupman, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation

000-53943	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100

Staten Island, NY 10314

(Address of principal executive offices and zip code)

(212) 768-7687

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 6, 2015, Soupman, Inc. (the “Company”) received $100,000 in bridge financing from The Grilled Cheese Truck, Inc., a Nevada corporation (“GCT”).  GCT and the Company intend to enter into a Master Franchise Agreement, the form of which is attached hereto as an exhibit (the “Franchise Agreement”), between GCT and Kiosk Concepts, Inc., a New York corporation and the franchising subsidiary of Soupman (together with Soupman, the “Franchisor”) pursuant to which the, Franchisor intends to grant GCT: (i) the exclusive right to establish and operate an independent business that sells and services “The Original Soupman” franchises (the “Franchises”) in North America (the “Territory”) and (ii) the right and obligation to market and sell independent Franchises to qualified individuals and persons (the “Sub-Franchisees), along with a license to use the methods, procedures and products developed by Franchisor in the business of selling and servicing the Franchises. The proposed Franchise Agreement has not been executed and cannot be executed until New York State approval has been secured.  In connection with the $100,000 in bridge financing received by the Company, the Company and GCT have agreed that no further negotiations will take place regarding the terms of the proposed Franchise Agreement.

Under the proposed Franchise Agreement, GCT will pay Franchisor a monthly royalty fee based on revenue generated by the Sub-Franchisees equal to twenty-five percent (25%) of aggregate royalty fees paid to GCT by such Sub-Franchisees in the Territory. GCT will also pay Soupman a franchise sales royalty fee for each Franchise it sells in the Territory equal to twenty-five percent (25%) of the initial franchise fee collected from each Sub-Franchisee. In order to maintain exclusivity in the Territory, GCT is also obligated to purchase a minimum amount soup from the Franchisor in accordance with a schedule of purchase obligations set forth in the Franchise Agreement. GCT and any Sub-Franchisees will operate the Franchises in the Territory using the assumed trade name “The Original Soupman”, “The Original Soupman of [City]” and/or any other trade name designated by Franchisor. The Franchisor retains a security interest in and to all equipment, furniture, fixtures, inventory, supplies and vehicles used in connection with the Franchises.

The proposed Franchise Agreement has a term of ten (10) years, with GCT having the option to renew the term for four (4) additional ten (10) year terms, upon written notice given by GCT to Franchisor not less than six (6) months nor more than twelve (12) months prior to the scheduled expiration date of the term then in effect. GCT’s right to renew the term of the Franchise Agreement is subject to certain conditions set forth in the Franchise Agreement including, but not limited to, the payment of a renewal fee in the sum of $10,000. The Franchise Agreement may be terminated by Franchisor immediately and without notice upon GCT’s insolvency, bankruptcy or the appointment of a receiver or other custodian for GCT’s business or assets. The Franchise Agreement may be terminated by Franchisor immediately upon receipt by GCT of notice from the Franchisor (as further described in the Franchise Agreement), upon the occurrence of any event of default under the Franchise Agreement, including, but not limited to, the abandonment of a Franchise by GCT without Franchisor’s consent, GCT’s breach of certain covenants set forth in the Franchise Agreement and failure to make timely payments to Franchisor.

The proposed Franchise Agreement also includes customary representations, warranties and covenants, including confidentiality and non-competition provisions.

 A copy of the proposed Franchise Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the proposed Franchise Agreement is qualified by reference to the full text of such agreement.

Item 9.01. Financial Statements and Exhibits .

(d)	Exhibits.

10.1	Form of Master Franchise Agreement, by and between The Grilled Cheese Truck, Inc. and Soupman, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2015	SOUPMAN, INC.

	By:	/s/ Jamieson Karson
Name: Jamieson Karson
Title: Chairman & CEO